UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 25, 2014
(Date of earliest event reported)	July 24, 2014

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01		Regulation FD Disclosure

On July 24, 2014, we announced that the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 76 cents per unit for the second quarter 2014. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

On July 24, ONEOK Partners announced plans to invest $365 million to $470 million to construct a new natural gas processing plant and related infrastructure in Grady and Stephens counties in Oklahoma. A copy of the news release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

On July 24, 2014, the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 76 cents per unit for the second quarter 2014. The second-quarter distribution is payable on August 14, 2014, to unitholders of record as of August 4, 2014.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONEOK Partners, L.P. dated July 24, 2014 – Quarterly Distribution.
99.2		News release issued by ONEOK Partners, L.P. dated July 24, 2014 – Knox Plant.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	July 25, 2014	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by ONEOK Partners, L.P. dated July 24, 2014 – Quarterly Distribution.
99.2	News release issued by ONEOK Partners, L.P. dated July 24, 2014 – Knox Plant.

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